Exhibit 99.1

LKQ CORPORATION POSTS RECORD FIRST QUARTER 2011 RESULTS

•	Revenue growth of 30% to $787 million

•	Diluted EPS from continuing operations of $0.39

•	EPS includes $0.02 loss on debt extinguishment

•	Increases 2011 outlook for income and EPS

Chicago, IL (April 28, 2011)- LKQ Corporation (Nasdaq:LKQX) today reported revenue for the first quarter of 2011 of $786.6 million, an increase of 30.3% as compared to $603.5 million in the first quarter of 2010. Income from continuing operations for the first quarter of 2011 was $58.2 million, an increase of 11.9% as compared to $52.0 million for the same period of 2010. Diluted earnings per share from continuing operations of $0.39 for the first quarter ended March 31, 2011 increased 8.3% from $0.36 for the first quarter of 2010. The Company noted that the 2011 diluted earnings per share results included a loss on debt extinguishment equal to $0.02 for the write-off of debt issuance costs in conjunction with the previously announced refinancing of its credit facility.

The Company attributed the high revenue growth to a combination of acquisition activity and improved organic growth in its core lines of business. “I am particularly pleased that our wholesale parts and services organic growth exceeded ten percent,” stated Joseph Holsten, Vice Chairman & Co-Chief Executive Officer of LKQ Corporation. “The quarter includes an additional $100 million of acquisition revenue compared to the same quarter last year and we are starting to see leverage in our results as we integrate those transactions,” commented Mr. Holsten.

Robert Wagman, President and Co-Chief Executive Officer of LKQ Corporation added, “Despite a continued difficult buying environment for salvage cars, the Company improved its margins compared to Q4 2010.”

Balance Sheet and Liquidity

As of March 31, 2011, LKQ’s balance sheet reflected cash and equivalents of $64.5 million, and the outstanding obligations under the Company’s credit facilities were $547.5 million ($250.0 million of term loans and $297.5 million of revolver borrowings). Availability under the revolver at March 31, 2011, including the impact of outstanding letters of credit of $25.7 million, was $426.8 million.

Other Events

During the quarter ended March 31, 2011, LKQ acquired four businesses: an engine remanufacturer, an automotive heating and cooling component distributor, a wholesale recycled products business and a recycled heavy-duty truck business.

On March 25, 2011 the Company announced that it entered into a definitive credit agreement with several lenders to borrow up to $1.0 billion. The new facility replaced the Company’s $750 million facility that would have expired in October 2013.

Company Outlook

The Company also announced that it is raising earnings guidance for 2011. Mr. Wagman commented “The revised guidance reflects our strong first quarter results.”

Income from continuing operations and diluted earnings per share from continuing operations are anticipated to be within the range of $197 million to $211 million and $1.33 to $1.42, respectively. LKQ’s previous guidance was $194 million to $208 million for income from continuing operations, and $1.31 to $1.39 for diluted earnings per share.

The Company left unchanged its previous guidance of approximately $195 million for cash flows from continuing operations, $85-$95 million in capital expenditures, and organic growth of 6-8% from parts and services revenue. The Company noted that it does not include sale of scrap or cores in its definition of parts and services revenue. Additionally, the guidance provided excludes restructuring expenses and any gains or losses or capital expenditures related to acquisitions or divestitures.

Quarterly Conference Call

LKQ will host a conference call and Webcast on April 28, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 371279 #. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through May 27, 2011. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts, refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ operates more than 325 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks. LKQ’s operations include locations in Canada, Mexico and Central America.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 25, 2011 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended March 31,
	2011	2010
Revenue	$786,648	$603,516

Cost of goods sold	443,002	320,226

Gross margin	343,646	283,290

Facility and warehouse expenses	69,818	57,776

Distribution expenses	65,811	51,189

Selling, general and administrative expenses	89,761	75,087

Restructuring expenses	46	80

Depreciation and amortization	10,839	9,229

Operating income	107,371	89,929

Other expense (income):
Interest expense, net	6,409	7,276
Loss on debt extinguishment	5,345	—
Other income, net	(106)	(161)

Total other expense, net	11,648	7,115

Income from continuing operations before provision for income taxes	95,723	82,814

Provision for income taxes	37,541	30,831

Income from continuing operations	58,182	51,983

Discontinued operations:
Income from discontinued operations, net of taxes	—	224
Gain on sale of discontinued operations, net of taxes	—	1,729

Income from discontinued operations	—	1,953

Net income	$58,182	$53,936

Basic earnings per share (1):
Income from continuing operations	$0.40	$0.37
Income from discontinued operations	0.00	0.01

Total	$0.40	$0.38

Diluted earnings per share (1):
Income from continuing operations	$0.39	$0.36
Income from discontinued operations	0.00	0.01

Total	$0.39	$0.37

Weighted average common shares outstanding:
Basic	145,611	142,194

Diluted	147,920	145,124

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31, 2011	December 31, 2010
Assets

Current Assets:
Cash and equivalents	$64,517	$95,689
Receivables, net	222,581	191,085
Inventory	514,894	492,688
Deferred income taxes	34,135	32,506
Prepaid income taxes	—	10,923
Prepaid expenses	15,990	13,985

Total Current Assets	852,117	836,876

Property and Equipment, net	342,181	331,312
Intangibles	1,125,278	1,102,275
Other Assets	35,803	29,046

Total Assets	$2,355,379	$2,299,509

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$75,377	$76,437
Accrued expenses	85,518	84,028
Income taxes payable	20,754	—
Deferred revenue	9,245	9,224
Current portion of long-term obligations	14,817	52,888
Liabilities of discontinued operations	2,561	2,744

Total Current Liabilities	208,272	225,321

Long-Term Obligations, Excluding Current Portion	544,451	548,066
Deferred Income Tax Liabilities	67,582	66,059
Other Noncurrent Liabilities	49,704	45,902

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 145,879,504 and 145,466,575 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1,459	1,455
Additional paid-in capital	878,206	869,798
Retained earnings	596,712	538,530
Accumulated other comprehensive income	8,993	4,378

Total Stockholders’ Equity	1,485,370	1,414,161

Total Liabilities and Stockholders’ Equity	$2,355,379	$2,299,509

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Three Months Ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,182	$53,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,926	9,980
Stock-based compensation expense	3,342	2,524
Deferred income taxes	562	418
Excess tax benefit from share-based payments	(2,460)	(3,500)
Gain on sale of discontinued operations	—	(2,744)
Loss on debt extinguishment	5,345	—
Other	642	785
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(19,039)	(3,306)
Inventory	2,678	(4,173)
Prepaid income taxes/income taxes payable	33,769	30,276
Accounts payable	(9,658)	5,663
Other operating assets and liabilities	(7,974)	(1,794)

Net cash provided by operating activities	77,315	88,065

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(18,093)	(10,902)
Proceeds from sales of property and equipment	91	92
Proceeds from sales of businesses, net of cash sold	—	11,992
Cash used in acquisitions, net of cash acquired	(43,517)	(3,746)

Net cash used in investing activities	(61,519)	(2,564)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,610	3,185
Excess tax benefit from share-based payments	2,460	3,500
Debt issuance costs	(7,741)	—
Borrowings under line of credit	341,753	—
Repayments under line of credit	(44,328)	—
Borrowings under term loans	250,000	—
Repayments under term loans	(591,089)	—
Repayments of other long-term debt	(652)	(7,827)

Net cash used in financing activities	(46,987)	(1,142)

Effect of exchange rate changes on cash and equivalents	19	271

Net (decrease) increase in cash and equivalents	(31,172)	84,630

Cash and equivalents, beginning of period	95,689	108,906

Cash and equivalents, end of period	$64,517	$193,536

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended March 31,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change

Revenue	$786,648	100.0%	$603,516	100.0%	$183,132	30.3%

Cost of goods sold	443,002	56.3%	320,226	53.1%	122,776	38.3%

Gross margin	343,646	43.7%	283,290	46.9%	60,356	21.3%

Facility and warehouse expenses	69,818	8.9%	57,776	9.6%	12,042	20.8%

Distribution expenses	65,811	8.4%	51,189	8.5%	14,622	28.6%

Selling, general and administrative expenses	89,761	11.4%	75,087	12.4%	14,674	19.5%

Restructuring expenses	46	0.0%	80	0.0%	(34)	-42.5%

Depreciation and amortization	10,839	1.4%	9,229	1.5%	1,610	17.4%

Operating income	107,371	13.6%	89,929	14.9%	17,442	19.4%

Other expense (income):
Interest expense, net	6,409	0.8%	7,276	1.2%	(867)	-11.9%
Loss on debt extinguishment	5,345	0.7%	—	0.0%	5,345	n/m
Other income, net	(106)	0.0%	(161)	0.0%	55	34.2%

Total other expense, net	11,648	1.5%	7,115	1.2%	4,533	63.7%

Income from continuing operations before provision for income taxes	95,723	12.2%	82,814	13.7%	12,909	15.6%

Provision for income taxes	37,541	4.8%	30,831	5.1%	6,710	21.8%

Income from continuing operations	58,182	7.4%	51,983	8.6%	6,199	11.9%

Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	224	0.0%	(224)	n/m
Gain on sale of discontinued operations, net of taxes	—	0.0%	1,729	0.3%	(1,729)	n/m

Income from discontinued operations	—	0.0%	1,953	0.3%	(1,953)	n/m

Net income	$58,182	7.4%	$53,936	8.9%	$4,246	7.9%

Basic earnings per share (1):
Income from continuing operations	$0.40		$0.37		$0.03	8.1%
Income from discontinued operations	0.00		0.01		(0.01)	n/m

Total	$0.40		$0.38		$0.02	5.3%

Diluted earnings per share (1):
Income from continuing operations	$0.39		$0.36		$0.03	8.3%
Income from discontinued operations	0.00		0.01		(0.01)	n/m

Total	$0.39		$0.37		$0.02	5.4%

Weighted average common shares outstanding:
Basic	145,611		142,194		3,417	2.4%

Diluted	147,920		145,124		2,796	1.9%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended March 31,
	2011	2010
	(In thousands)

Income from continuing operations	$58,182	$51,983
Depreciation and amortization	11,926	9,980
Interest expense, net	6,409	7,276
Loss on debt extinguishment (1)	5,345	—
Provision for income taxes	37,541	30,831

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$119,403	$100,070

EBITDA as a percentage of revenue	15.2%	16.6%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended March 31,
	2011	2010	Change	% Change
	(In thousands)

Included Unaudited in Consolidated Condensed Statements of Income of LKQ Corporation

Recycled, remanufactured and related products and services	$275,782	$215,223	$60,559	28.1%
Aftermarket, other new and refurbished products	381,116	312,373	68,743	22.0%

Parts and services	656,898	527,596	129,302	24.5%
Other	129,750	75,920	53,830	70.9%

Total	$786,648	$603,516	$183,132	30.3%

Revenue changes by category for the three months ended March 31, 2011 vs. 2010:

	Revenue Change Attributable to:			% Change
	Acquisition	Organic	Foreign Exchange

Recycled, remanufactured and related products and services	17.0%	10.9%	0.3%	28.1%
Aftermarket, other new and refurbished products	11.9%	10.0%	0.2%	22.0%
Parts and services	14.0%	10.3%	0.2%	24.5%
Other	34.1%	36.7%	0.1%	70.9%
Total	16.5%	13.6%	0.2%	30.3%